UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012 (September 17, 2012)

______________________________

FIRST CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-11709	62-1180360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 370 One First Citizens Place Dyersburg, Tennessee	38024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (731) 285-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

            Item 1.01.  Entry into a Material Definitive Agreement.

            On September 17, 2012, First Citizens National Bank (the “Bank”), a wholly-owned bank subsidiary of First Citizens Bancshares, Inc. (the “Company”), and Community First Bank (“Community First”) entered into a Purchase and Assumption Agreement (the “Agreement”) that provides for the sale of certain assets and the transfer of certain liabilities relative to Community First’s branch office located at 9045 Carothers Parkway, Franklin, Tennessee 37067 (the “Cool Springs Branch”).  Under the terms of the Agreement, the Bank will purchase certain assets of the Cool Springs Branch, including the real property on which the Cool Springs Branch is located (the “Real Property”), the leases associated with the Real Property, approximately $26 million in loans (subject to adjustment between September 17, 2012 and the closing date) and the fixtures and equipment which are associated with the Cool Springs Branch.  The Bank will also assume certain liabilities, including substantially all of the deposit liabilities associated with the Cool Springs Branch (which totaled approximately $56 million as of September 17, 2012).  The purchase price for the assets purchased by the Bank including the Real Property will be Community First’s net book value for such assets.  The Bank will pay a premium of 4% on the deposit liabilities assumed.  To the extent that the liabilities assumed by the Bank exceed the value of the assets purchased by the Bank plus the amount of the deposit premium, Community First will make a cash payment to the Bank equal to such difference. The Agreement includes customary representations, warranties and covenants as well as customary indemnification and termination provisions.

            The foregoing is only a brief description of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the terms of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01        Other Events.

            On September 21, 2012, the Company and Community First jointly issued a press release announcing the sale by Community First of certain of the assets and liabilities of the Cool Springs Branch to the Bank.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

            (d)  Exhibits.

Exhibit No.	Exhibit Description

2.1	Purchase and Assumption Agreement, dated September 17, 2012, by and between First Citizens National Bank and Community First Bank & Trust*

99.1	Press release of First Citizens National Bank and Community First Bank dated September 21, 2012.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.

By: /s/ Laura Beth Butler
Laura Beth Butler
Executive Vice President, Secretary & Chief Financial Officer

Date:  September 21, 2012